MUNIYIELD NEW YORK INSURED FUND, INC.

FILE # 811-6500

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/3/2005	Empire State Development Corp 5% 11/15/35	700,000,000	13,000,000

Citigroup Global

Bear Stearns

Goldman Sachs

Morgan Stanley

UBS Financial

First Albany

JP Morgan

Lehman Brothers

Merrill Lynch

M.R. Beal

Ramirez & Co

Raymond James

Roosevelt & Cross

Advest

A.G. Edwards

Banc of America

Jackson Sec

Siebert Brandford Shank

11/18/2005	NYS Dorm Authority Personal Income Tax 5% 3/15/35	836,185,000	5,900,000

Morgan Stanley

Citigroup Global

Goldman Sachs

A.G. Edwards

Bear Stearns

First Albany

JP Morgan

Lehman Brothers

MR Beal

Merrill Lynch

Ramirez & Co

RBC Capital

Roosevelt & Cross

Siebert Brandford Shank

UBS Financial

3/10/2006	Long Island Power Authority	950,000,000	1,000,000

Goldman Sachs

UBS Securities

Lehman Brothers

A.G. Edwards

Citigroup Global

David Lerner

First Albany Capital

Jackson Securities

JP Morgan

KeyBanc Capital

LaSalle Financial

Merrill Lynch

M.R. Beal

Prager, Sealy & Co

Ramirez & Co.

Raymond James

RBC Capital

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

3/15/2006	Puerto Rico Convention Ctr	468,800,000	3,000,000	Lehman Brothers Banc of America Merrill Lynch Citigroup Global Morgan Stanley Goldman Sachs Raymond James JP Morgan Ramirez & Co Wachovia Bank
3/15/2006	Puerto Rico Convention Ctr	468,800,000	4,000,000	Lehman Brothers Banc of America Merrill Lynch Citigroup Global Morgan Stanley Goldman Sachs Raymond James JP Morgan Ramirez & Co Wachovia Bank